SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 3, 2009
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) Amendments to Executive Officer Compensation Arrangements
     On September 3, 2009, based on the recommendation of the Compensation Committee of the Board of Directors of Ashford Hospitality Trust, Inc. (the “Company”), the Board of Directors of the Company approved the following changes to the targeted Incentive Bonus (as defined in each executive officer’s employment agreement) ranges of certain executive officers of the Company, effective January 1, 2009, as follows:

	Current Target Incentive Bonus Range	Amended Target Incentive Bonus Range
	(% of annual salary)	(% of annual salary)
Monty J. Bennett,	75 - 125%	75 - 200%
Chief Executive Officer
Douglas A. Kessler,	50 - 100%	50 - 150%
President
David A. Brooks,	40 - 95%	40 - 125%
Chief Operating Officer and General Counsel
Mark L. Nunneley,	20 - 60%	20 - 75%
Chief Accounting Officer
     As a result of these amendments, the employment agreements between each of these executive officers and the Company will be amended.
     The foregoing summaries of the amendments to the employment agreements of Messrs. Bennett, Kessler, Brooks and Nunneley do not purport to be complete and are qualified in their entirety by the amendments to such employment agreements as will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 4, 2009

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel